EXHIBIT 10.5

ImmuCell Corporation

Loan Agreement between the Company and TD Bank, N.A. dated August 13, 2010.

Confidential Treatment as to certain portions has been requested, which portions have been omitted and filed separately with the Securities and Exchange Commission

ImmuCell Corporation

Loan Agreement

This Agreement is entered into this 13th day of August, 2010 by, between and among ImmuCell Corporation (the “Borrower”) and TD Bank, N.A. (together with its successors and assigns, the “Lender”).

RECITALS

1.    The parties have entered into loan transactions of or about even date herewith in the amount of up to an aggregate of $2,100,000 with respect to term debt and line of credit financing in said amount secured by real property and improvements and all business assets of the Borrower (together with all modifications, extensions, renewals and replacements thereof the “Loans”).

2.    Under the documents evidencing the Loans (the “Loan Documents”), Borrower is required to maintain, remain in compliance with and otherwise adhere to certain financial covenants (the “Covenants”) so long as any of the Loans are outstanding.

3.    The parties intend to memorialize the Covenants in a single document that will remain in full force and effect until the Loans and any other existing and / or future loans governed hereby are paid in full. In the event of additional, future loans between the parties, they too will be governed hereby unless expressly stated otherwise in writing.

4.    This agreement is intended by the parties, to set forth financial Covenants governing the Loans and all existing and future loans to the Borrower from the Lender with respect to the specific types of covenants set forth herein. Certain of the Loan Documents may impose or require compliance with other financial covenants, none of which are affected hereby.

AGREEMENT

In consideration of the mutual covenants and conditions herein contained, and intending to be legally bound, the parties hereto agree as follows:

1.    Application of Covenants Generally. The Covenants set forth herein shall apply to the Borrower while any of the Loans and any and all notes, liabilities, advances, loans, obligations or indebtedness of any kind or description from Borrower to Lender remain outstanding, whether now existing or hereafter owing or arising, howsoever evidenced, created, incurred, acquired or owing, whether primary or secondary, joint and/or several, direct or indirect, absolute or contingent, or otherwise, remain outstanding (all of the above hereinafter referred to as the “Obligations”). The Covenants may be modified by the parties at any time, but only by a written document signed by the parties.

ImmuCell Corporation

2.        Definitions.

For purposes of this Agreement, the following terms shall have the respective meanings assigned to them below:

“CMLTD” shall mean the principal and capital lease payments paid during the preceding four quarters of each fiscal year end of Borrower.

“Distributions” shall mean all cash dividends to shareholders.

“Earnings” shall mean earnings as defined under GAAP.

“EBITDA” means, for any period, Earnings from continuing operations before payment of federal, state and local income taxes, plus Interest Expense, depreciation and amortization, in each case for such period, computed and calculated in accordance with GAAP.

“GAAP” means Generally Accepted Accounting Principles in effect from time to time in the United States.

“Intangible Assets” means, as of the date of determination thereof, assets that in accordance with GAAP are properly classifiable as intangible assets, including, but not limited to, goodwill, franchises, licenses, patents, trademarks, trade names, deferred assets and copyrights.

“Interest Expense” means, for any period, ordinary, regular, recurring and continuing expenses for interest on all borrowed money.

“Marketable Securities” means stocks, bonds, and mutual fund shares that can be readily sold for cash on stock exchanges or over-the-counter markets, or bank certificates of deposit.

“Tangible Net Worth” means, as of the date of determination thereof, total assets, excluding all Intangible Assets, all obligations owed from affiliates or any employee, shareholder, partner or member, any capitalized start-up or development expense, and any write up or reappraisal of the Borrower’s existing assets less total liabilities.

3.        Financial Covenants. As long as any Obligations, including any of the Loans, of Lender to Borrower remain outstanding, unpaid and/or committed, Borrower shall remain in compliance with the following covenants:

A.        Debt Service Coverage Ratio Covenant. The Borrower covenants that beginning with its fiscal year end next following the date of this Agreement and continuing with each fiscal year thereafter, it shall not permit the ratio of its EBITDA, minus taxes paid in cash and Distributions divided by Interest Expense plus CMLTD to be less than 1.30 to 1.00 for any fiscal year. For purposes of calculating this covenant, EBITDA shall not include any gains or losses from the sale of assets outside the normal course of business or any other extraordinary accounting adjustments or non- recurring items of income or loss, all of the foregoing as determined by the Lender. Product development payments to Lonza Sales, Ltd shall be added back to EBITDA up to $xxxxxxxxx in 2010 and $xxxxxxxxx for 2011. This covenant will be measured at and as of the end of each fiscal

ImmuCell Corporation

year end following Borrower’s submission of financial statements to Lender as required hereby and by instruments evidencing the Loans dated on or about even date herewith.

B.        Liquidity.    The Borrower covenants that from and after the date hereof, the Borrower shall not permit its unrestricted cash accounts, plus the value of Borrower’s Marketable Securities to be less than $1,000,000. This covenant will be measured at and as of the end of each fiscal quarter following Borrower’s submission of financial statements to Lender as required hereby and by instruments evidencing the Loans dated on or about even date herewith.

C.        Debt to Tangible Net Worth.    The Borrower covenants that from and after the date hereof, the Borrower shall not permit its ratio of total liabilities to Tangible Net Worth to be above 1.25 to 1.00. This covenant will be measured at and as of the end of each fiscal quarter end following Borrower’s submission of financial statements to Lender as required hereby and by instruments evidencing the Loans dated on or about even date herewith. This covenant will be measured quarterly on a rolling four quarter basis.

4.        Financial Reporting.  As a material covenant hereof, Borrower agrees to provide Lender (i) within ninety (90) days after the close of Borrower’s fiscal year, complete audited financial statements for Borrower prepared in accordance with GAAP together with any management letter that shall have been issued, and (ii) within forty five (45) days after the close of each of the first three quarters of Borrower’s fiscal year management prepared financial statements including a detailed balance sheet and profit and loss statement, and aging of accounts receivable and accounts payable; and (iii) such other documents and things evidencing Borrower’s net worth and financial condition as Lender may reasonably request from time to time.

5.    Covenant calculation. All year end calculations shall be based upon the audited financial statements provided by Borrower to Lender at year end, and all quarterly calculations shall be based upon internally prepared financial statements submitted by the Borrower to the Bank that are acceptable to the Bank; provided, however, that if Borrower’s financial statements as reported by Borrower do not in Lender’s view accurately reflect Borrower’s operations, and Lender makes an independent, good faith determination of Borrower’s Net Income, assets or liabilities, Lender’s determination will be conclusive.

6.    Title Insurance Commitment. Within thirty (30) days of the date hereof, Borrower shall provide Lender with a clean commitment for a title insurance policy with respect to that certain mortgage on property located at or about 56 Evergreen Drive, Portland, Maine being executed and delivered by Borrower to Lender of or about even date, which title commitment shall (a) not contain a survey exception; and (b) otherwise be in form and content satisfactory to Lender and its counsel.

ImmuCell Corporation

In witness whereof the parties have set their hands and seals of the date above set forth.

ImmuCell Corporation

/s/ David J. Champoux	By:	/s/ Michael F. Brigham

Witness		Michael Brigham

Its duly authorized President and CEO

TD Bank, N.A.

/s/ Josh Dow	By:	/s/ Benjamin C. Geci

Witness		Benjamin C. Geci,

Senior Vice President